EXHIBIT 5

     Metropolitan Life Insurance Company              MetLife(R)
     One MetLife Plaza
     27-01 Queens Plaza North
     Long Island City, NY 11101
     212 578-2211


     MYRA L. SAUL
     Associate General Counsel
     Law Department
     Tel 212 578-5334   Fax 212 578-1622

November 7, 2006



Re:  MetLife Insurance Company of Connecticut
     File No. 333-
     Registered Fixed Account Option
     -------------------------------

Dear Sirs

This opinion is furnished in connection with the proposed offering of certain fixed annuity contracts ("Contracts") issued by MetLife Insurance Company of Connecticut under Registration Statement No. 333- ("Registration Statement") and described therein, filed by MetLife Insurance Company of Connecticut under the Securities Act of 1933, as amended. MetLife Insurance Company of Connecticut is a wholly-owned subsidiary of MetLife, Inc. and an affiliate of Metropolitan Life Insurance Company.

I have made such examination of law and examined such reports of MetLife Insurance Company of Connecticut and other documents as in my judgment are necessary or appropriate to render the opinion expressed below. In my opinion:

1. MetLife Insurance Company of Connecticut is a corporation validly existing and in good standing under the laws of the State of Connecticut.

2. The offer and sale by MetLife Insurance Company of Connecticut of the Contracts have been duly authorized and each Contract, when delivered and when the first purchase payment thereunder is made, all in accordance with the prospectus ("Prospectus") included in the Registration Statement and in compliance with the applicable local law, will be a legal and binding obligation of MetLife Insurance Company of Connecticut in accordance with its terms. Owners of Contracts, as such, will not be subject to any deductions and charges by MetLife Insurance Company of Connecticut other than those described or referred to in the Prospectus.

I hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement.

Very truly yours,

Myra L. Saul
Associate General Counsel
Metropolitan Life Insurance Company